Date:	November 3, 2010
Contact:	Gregory P. Sargen
Vice President & CFO
Phone:	201-804-3055
Email:	gregory.sargen@cambrex.com
Release:	Immediate

CAMBREX REPORTS THIRD QUARTER 2010 RESULTS

East Rutherford, NJ – November 3, 2010 – Cambrex Corporation (NYSE: CBM) reports third quarter results for the period ended September 30, 2010.

Highlights
-	Reported sales decreased by 14.6%, and excluding the impact of foreign currency, sales decreased 11.5% compared to third quarter 2009.

-	Adjusted EBITDA was $8.5 million in the third quarter 2010 compared to $11.0 million in the same quarter last year.

-	Debt, net of cash was $71.4 million at the end of third quarter 2010, a decrease of $5.5 million during the quarter including a positive $2.5 million impact of currency on foreign cash balances.

-	Acquired a 51% stake in Zenara Pharma, a Hyderabad, India based pharmaceutical company focused on the formulation of final dosage form products, for $20 million on November 2, 2010.

-	Narrowed the range of 2010 full year guidance for sales, excluding the impact of foreign currency, to a decline of between 3% and 5%, and Adjusted EBITDA to $41 to $44 million.

Basis of Reporting
The Company has provided a reconciliation from adjusted amounts to GAAP amounts at the end of this press release.  Management believes that the adjusted amounts provide a more meaningful representation of the Company’s operating results for the periods presented due to the magnitude and nature of certain expenses recorded.

Third Quarter 2010 Operating Results – Continuing Operations
Third quarter 2010 sales of $49.4 million were 14.6% lower than the third quarter 2009.  Excluding a 3.1% unfavorable impact of foreign exchange, reflecting a stronger U.S. dollar, sales decreased 11.5%.  The decrease is primarily due to the timing of orders for certain products, the effects of a supply chain disruption at a customer’s facility, a negotiated contract extension for certain drug delivery products resulting in lower volumes and pricing, and lower custom development and controlled substances shipments.  These decreases were partially offset by higher sales volume of generic active pharmaceutical ingredients (“APIs”).

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

Third quarter 2010 Gross Margin decreased to 28.6%, but was flat compared to 29.3% in the third quarter 2009 after excluding the impact of foreign currency.  Gross margins were positively impacted by lower production costs, offset by lower pricing.

Selling, General and Administrative Expenses in the third quarter 2010 were $7.9 million compared to $9.3 million in the same period last year.  The decrease is a result of lower legal fees and insurance premiums.

Research and Development (“R&D”) Expenses increased to $3.1 million in the third quarter 2010 from $2.0 million in the third quarter 2009 primarily due to the March 2010 acquisition of IEP, reduced utilization of certain R&D personnel on revenue-generating custom development projects resulting in these costs being expensed rather than absorbed into cost of sales or inventory and the development of new products and technology platforms.

Restructuring Expenses totaling $1.2 million, in the third quarter 2010, include certain one-time employee benefits related to cost reduction activities at a manufacturing site.

Merger and Acquisition Expenses totaling $0.7 million in the third quarter 2010 include costs related to the acquisition of a 51% equity stake in Zenara Pharma.

As a result of the above items, Operating Profit decreased to $1.3 million in the third quarter 2010 from $5.6 million in the third quarter 2009.  Adjusted Operating Profit was $3.2 million compared to $5.6 million for the third quarter last year.  The decrease in Adjusted Operating Profit was driven primarily by lower gross profits described above.

The Provision for Income Taxes totaled $1.3 million in the third quarter 2010.  The Company’s effective tax rate has been and is expected to remain highly sensitive to the geographic mix of income due to the Company’s inability to recognize tax benefits where there has been a recent history of losses, primarily in the U.S.

Net Loss for the third quarter 2010 was $1.5 million or $0.05 per share compared to Net Income of $3.0 million or $0.10 per share in the third quarter 2009.

Capital expenditures and depreciation for the third quarter 2010 were $3.5 million and $5.3 million compared to $3.3 million and $5.4 million in the third quarter 2009, respectively.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

Steven M. Klosk, President and Chief Executive Officer, said, “Third quarter results primarily reflect the impact of the timing of shipments on our business.  We currently expect much stronger fourth quarter volumes for our larger APIs, but lower revenue expectations for our custom development business, where we provide products and services for clinical phase projects, led us to lower the high end of our sales and profit guidance accordingly.  We continue to be encouraged by the increasing number of requests for proposals for clinical development projects, and the higher percentage of later stage projects on which we are bidding.  Generic order levels continue to be much stronger than prior year and we expect our controlled substances business to show solid growth for the full year.  As part of our ongoing efforts to reduce costs within our business, we restructured one of our manufacturing sites during the third quarter, resulting in a charge for the associated reduction in workforce.

“As we announced Tuesday, we acquired a 51% stake in Zenara Pharma, a Hyderabad, India based pharmaceutical company focused on the formulation of final dosage form products.  We are very excited about the growth opportunities that this investment will bring to Cambrex.  The integration of Cambrex’s API and drug delivery business with Zenara’s formulation and finished dosage capabilities will enable us to provide greater value to our pharmaceutical customers.  The combination of our two businesses gives Cambrex a leading position within the nicotine replacement therapy market, supplying both APIs and finished dosage form products.  The Cambrex Zenara technology and cost position will enable us to effectively provide smoking cessation products to our customers for new, potentially large emerging markets.  This investment also gives us a foothold in the growing Indian pharmaceutical market and will allow us to expand our access to new product categories, geographies and customers.”

Guidance – Continuing Operations
The Company currently expects that sales for 2010, excluding the impact of foreign currency, will be between a decline of 3% and 5% versus 2009, and that full year 2010 Adjusted EBITDA will be between $41 and $44 million.

For 2010, capital expenditures are expected to be approximately $12 to $14 million and depreciation is expected to be $21 to $22 million.

The financial information contained in this press release is unaudited, subject to revision and should not be considered final until the third quarter 2010 Form 10-Q is filed with the SEC.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

Conference Call and Webcast
The Conference Call to discuss third quarter 2010 results will begin at 8:30 a.m. Eastern Time on Thursday, November 4, 2010 and last approximately 45 minutes.  Those wishing to participate should call 1-800-768-6569 for domestic and +1-785-830-7992 for international.  Please use the pass code 2045587 and call approximately 10 minutes prior to start time.  A webcast is available from the Investors section on the Cambrex website located at www.cambrex.com and can be accessed for 30 days following the conference call.  A telephone replay of the conference call will be available through Thursday, November 11, 2010 by calling 1-888-203-1112 for domestic and +1-719-457-0820 for international.  Please use the pass code 2045587 to access the replay.

Forward Looking Statements
This document may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under The Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding expected performance, especially expectations with respect to sales, research and development expenditures, earnings per share, capital expenditures, acquisitions, divestitures, collaborations, or other expansion opportunities.  These statements may be identified by the fact that they use words such as “expects,” “anticipates,” “intends,” “estimates,” “believes” or similar expressions in connection with any discussion of future financial and operating performance.  Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout the Company’s public filings.  Any forward-looking statements contained herein are based on current plans and expectations and involve risks and uncertainties that could cause actual outcomes and results to differ materially from current expectations including, but not limited to, global economic trends, pharmaceutical outsourcing trends, competitive pricing or product developments, government legislation and regulations (particularly environmental issues), tax rate, interest rate, technology, manufacturing and legal issues, including the outcome of outstanding litigation disclosed in the Company’s public filings, the Company’s ability to satisfy the continued listing standards of the New York Stock Exchange, changes in foreign exchange rates, uncollectible receivables, loss on disposition of assets, cancellation or delays in renewal of contracts, lack of suitable raw materials or packaging materials, the Company’s ability to receive regulatory approvals for its facilities or products and other factors described under the caption “Risk Factors That May Affect Future Results” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.  Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.  New factors emerge from time to time and it is not possible for the Company to predict which will arise.  In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

For further details and a discussion of these and other risks and uncertainties, investors are cautioned to review the Cambrex 2009 Annual Report on Form 10-K, including the Forward-Looking Statement section therein, and other filings with the U.S. Securities and Exchange Commission.

About Cambrex
Cambrex Corporation is an innovative life sciences company that provides products, services and technologies to accelerate the development and commercialization of small molecule therapeutics.  We offer Active Pharmaceutical Ingredients (“APIs”), advanced intermediates and enhanced drug delivery products for branded and generic pharmaceuticals. Our development and manufacturing capabilities include enzymatic biotransformations, high potency APIs, high energy chemical synthesis, controlled substances and formulation of finished dosage form products.  For more information, please visit www.cambrex.com.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

CAMBREX CORPORATION
Statements of Profit and Loss
For the Quarters Ended September 30, 2010 and 2009
(in thousands)

	2010		2009
		% of		% of
	Amount	Sales	Amount	Sales

Gross Sales	$49,356	100.0%	$57,802	100.0%
Allowances and Rebates	492	1.0%	285	0.5%
Net Sales	48,864	99.0%	57,517	99.5%

Other Revenues	(1,090)	-2.2%	(1,147)	-2.0%

Net Revenues	47,774	96.8%	56,370	97.5%

Cost of Goods Sold	33,664	68.2%	39,422	68.2%

Gross Profit	14,110	28.6%	16,948	29.3%

Operating Expenses
Selling, General and Administrative Expenses	7,879	16.0%	9,295	16.1%
Research and Development Expenses	3,080	6.2%	2,026	3.5%
Restructuring Expenses	1,187	2.5%	-	0.0%
Merger and Acquisition Expenses	711	1.4%	-	0.0%
Total Operating Expenses	12,857	26.1%	11,321	19.6%

Operating Profit	1,253	2.5%	5,627	9.7%

Other Expenses/(Income):
Interest Expense, net	1,233	2.5%	1,111	1.9%
Other Expense/(Income), net	52	0.1%	(31)	-0.1%

(Loss)/Income Before Income Taxes	(32)	-0.1%	4,547	7.9%

Provision for Income Taxes	1,252	2.5%	1,584	2.8%

(Loss)/Income from Continuing Operations	$(1,284)	-2.6%	$2,963	5.1%

Loss from Discontinued Operations	(170)	-0.3%	-	0.0%

Net (Loss)/Income	$(1,454)	-2.9%	$2,963	5.1%

Basic (Loss)/Earnings per Share of Common Stock:
(Loss)/Income from Continuing Operations	$(0.04)		$0.10
Loss from Discontinued Operations	$(0.01)		$-
Net (Loss)/Income	$(0.05)		$0.10

Diluted (Loss)/Earnings per Share of Common Stock:
(Loss)/Income from Continuing Operations	$(0.04)		$0.10
Loss from Discontinued Operations	$(0.01)		$-
Net (Loss)/Income	$(0.05)		$0.10

Weighted Average Shares Outstanding
Basic	29,373		29,253
Diluted	29,373		29,303

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

CAMBREX CORPORATION
Statements of Profit and Loss
For the Nine Months Ended September 30, 2010 and 2009
(in thousands)

	2010		2009
		% of		% of
	Amount	Sales	Amount	Sales

Gross Sales	$162,914	100.0%	$177,568	100.0%
Allowances and Rebates	1,204	0.7%	623	0.4%
Net Sales	161,710	99.3%	176,945	99.6%

Other Revenues	374	0.2%	(262)	-0.1%

Net Revenues	162,084	99.5%	176,683	99.5%

Cost of Goods Sold	115,548	70.9%	120,919	68.1%

Gross Profit	46,536	28.6%	55,764	31.4%

Operating Expenses
Selling, General and Administrative Expenses	24,784	15.2%	26,889	15.2%
Research and Development Expenses	7,906	4.9%	5,924	3.3%
Restructuring Expenses	1,187	0.7%	-	0.0%
Merger and Acquisition Expenses	786	0.5%	-	0.0%
Total Operating Expenses	34,663	21.3%	32,813	18.5%

Operating Profit	11,873	7.3%	22,951	12.9%

Other Expenses/(Income):
Interest Expense, net	3,602	2.2%	3,410	1.9%
Other Expense/(Income), net	69	0.1%	(139)	-0.1%

Income Before Income Taxes	8,202	5.0%	19,680	11.1%

Provision for Income Taxes	4,137	2.5%	6,520	3.7%

Income from Continuing Operations	$4,065	2.5%	$13,160	7.4%

Income from Discontinued Operations	935	0.6%	-	0.0%

Net Income	$5,000	3.1%	$13,160	7.4%

Basic Earnings per Share of Common Stock:
Income from Continuing Operations	$0.14		$0.45
Income from Discontinued Operations	$0.03		$-
Net Income	$0.17		$0.45

Diluted Earnings per Share of Common Stock:
Income from Continuing Operations	$0.14		$0.45
Income from Discontinued Operations	$0.03		$-
Net Income	$0.17		$0.45

Weighted Average Shares Outstanding
Basic	29,341		29,225
Diluted	29,443		29,249

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

CAMBREX CORPORATION
Reconciliation of GAAP to non-GAAP Results
For the Quarters and Nine Months Ended September 30, 2010 and 2009
(in thousands)

	Third Quarter 2010	Third Quarter 2009

Operating Profit, as Reported	$1,253	$5,627

Restructuring Expenses*	1,187	-

Merger and Acquisition Expenses**	711	-

Adjusted Operating Profit	3,151	5,627

Depreciation and Amortization	5,388	5,359

Adjusted EBITDA	$8,539	$10,986

	Nine Months 2010	Nine Months 2009

Operating Profit, as Reported	$11,873	$22,951

Restructuring Expenses*	1,187	-

Merger and Acquisition Expenses**	786	-

Adjusted Operating Profit	13,846	22,951

Depreciation and Amortization	15,997	14,774

Adjusted EBITDA	$29,843	$37,725

*  During the third quarter 2010, the Company incurred expenses related to certain one-time employee benefits relating to a plan to restructure its operations at a manufacturing site.  These costs are identified within the 2010 income statement and have been excluded from the calculation of certain profit measurements, including Adjusted EBITDA for 2010.

**  During 2010, the Company incurred Merger and Acquisition Expenses pursuant to the acquisition of a 51% equity stake in Zenara Pharma.  These costs are identified within the 2010 income statement and have been excluded from the calculation of certain profit measurements, including Adjusted EBITDA for 2010.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

CAMBREX CORPORATION
Consolidated Balance Sheets
As of September 30, 2010 and December 31, 2009
(in thousands)

	September 30,	December 31,
Assets	2010	2009

Cash and Cash Equivalents	$42,996	$52,365
Trade Receivables, net	30,989	32,025
Inventories, net	66,288	58,369
Prepaid Expenses and Other Current Assets	8,497	6,654
Total Current Assets	148,770	149,413

Property, Plant and Equipment, net	153,614	161,149
Goodwill and Intangibles, net	43,199	36,360
Other Non-Current Assets	4,095	4,593

Total Assets	$349,678	$351,515

Liabilities and Stockholders' Equity

Accounts Payable	$18,123	$17,038
Accrued Expenses and Other Current Liabilities	36,910	38,013
Total Current Liabilities	55,033	55,051

Long-term Debt	114,400	120,800
Deferred Income Taxes	18,388	17,305
Accrued Pension and Postretirement Benefits	41,506	40,963
Other Non-Current Liabilities	13,102	14,126

Total Liabilities	$242,429	$248,245

Stockholders’ Equity	$107,249	$103,270

Total Liabilities and Stockholders’ Equity	$349,678	$351,515

# # #

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com